EXHIBIT 4.2

NEITHER THIS COMMERCIAL PROMISSORY NOTE NOR THE SHARES OF COMMON STOCK UNDERLYING THIS COMMERCIAL PROMISSORY NOTE WERE ISSUED IN A REGISTERED TRANSACTION UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE "SECURITIES ACT"). THE SECURITIES EVIDENCED HEREBY MAY NOT BE TRANSFERRED WITHOUT (1) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER MAY BE LAWFULLY MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAW; OR (ii) SUCH REGISTRATION.

TPT GLOBAL TECH, INC.

A Florida Corporation

UNSECURED

COMMERCIAL PROMISSORY NOTE

(Convertible to Common Stock)

$250,000 DATE: ___________________, 2015

FOR VALUE RECEIVED, the undersigned, TPT Global Tech, Inc., a Florida corporation (hereinafter "Maker"), promises to pay to ___________________ (Holder) at such place as the Holder may designate in writing, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00), together with interest at 8% per annum thereon, payable quarterly in arrears (except as set forth below), due three (3) years from the date hereof.

Holder shall have the right to convert the outstanding balance of this Unsecured Commercial Promissory Note (hereinafter “Promissory Note”) into shares of the Maker’s common stock as set forth in "Conversion for Common Stock" hereafter.

In event Maker shall (i) default in the performance of any of the obligations, covenants or agreements legally imposed by the terms of this Promissory Note, or (ii) apply for or consent in writing to the appointment of a receiver, trustee, or liquidator of Maker or (iii) file a voluntary petition in bankruptcy, or admit in writing Maker's inability to pay Maker's debts as they come due, or (iv) make general assignments for the benefit of creditors, or (v) file a petition or answer seeking reorganization or rearrangement with creditors or taking advantage of any insolvency law, or (vi) file an answer admitting the material allegations of a petition filed against Maker in any bankruptcy, reorganization, insolvency or similar proceedings, at the option of the Holder, the whole indebtedness evidenced hereby may be declared due and payable whereupon the entire unpaid principal balance of this Promissory Note and all interest accrued thereon from last payment date at twelve (12%) per annum shall thereupon at once mature and become due and payable without presentment or demand for payment or notice of the intent to exercise such option or notice of the exercise of such option by the Holder, or notice of any kind, all of which are hereby expressly waived by Maker and may be collected by suit or other legal proceedings.

If all or any part of the amount of this Promissory Note be declared due in accordance with the other provisions hereof, or if any installment herein provided is not paid when due, the principal balance as the case may be, shall bear interest at the lesser of (i) twelve percent (12%) per annum, or (ii) the Maximum Rate allowed under applicable law until paid in full or until the Promissory Note is reinstated. Notice of Default shall be given, in writing, to Maker, after five days after occurrence of default. Maker

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shall have 10 days after written Notice of Default, within which to cure the default plus interest at default rate, legal fees and costs incurred.

Except as otherwise provided herein, the undersigned and all sureties, guarantors and endorsers of this Promissory Note severally waive all notices, demands, presentments for payment, notices of non-payment, notice of intention to accelerate the maturity, notices of acceleration, notices of dishonor, protest and notice of protest, diligence in collecting or bringing suit as to this Promissory Note and as to each, every and all installments hereof and all obligations hereunder and against any party hereto and to the application of any payment on this obligation, or as an offset hereto, and agree to all extensions, renewals, partial payments, substitutions or evidence of indebtedness and the taking, release or substitution of all or any part of the security or the release of any party liable hereon with or without notice before or after maturity.

It is the intention of the parties hereto to comply with the usury laws applicable to this loan if any, accordingly it is agreed that notwithstanding any provision to the contrary in this Promissory Note or in any of the documents securing payment hereof no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest is provided for, contracted for, charged for or received, then the provisions of this paragraph shall govern and control and neither the Maker hereof nor any other party liable for the payment hereof shall be obligated to pay the amount of such excess interest. Any such excess interest which may have been collected shall be, at the Holder's option, either applied as a credit against the then unpaid principal amount hereof or refunded to Maker. The effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws as now or hereafter construed. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged for, or received under this Promissory Note which are made for the purposes of determining whether such rate exceeds the maximum lawful rate, shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the full stated term of this Note, all interest contracted for, charged for or received from the Maker or otherwise by the Note Holder.

In the event this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or in the event it is collected by suit or through bankruptcy, probate, receivership or other legal proceedings (including foreclosure), the undersigned hereby agrees to pay to the Holder as attorney's fees a reasonable amount in addition to the principal and interest then due hereon, and all other costs of collection.

CONVERSION RIGHT TO COMMON STOCK

Holder may, at any time prior to payment of the Promissory Note by the Maker, elect to convert all or any portion of this note, including accrued interest, into common shares of the Maker at a price of $0.50 per share.

The Promissory Note may be converted by the holder thereof, at any time six (6) months after the date of issuance of the Promissory Note. The accrued interest of the Promissory Notes may be converted into the Maker’s Common Stock, please note though that for the purposes of Rule 144, that the issuance date for the Common Stock issued in connection with the conversion of interest will be the date of conversion.

The conversion election shall be made in writing by Holder, as set forth in the Conversion Notice, attached herewith as EXHIBIT A and mailed or faxed to the Maker at ___________________________, fax __________________. Such instructions should include the name to who the shares are to be issued, a tax id (or social security number) and include an address for delivery. The Maker, upon receipt of such

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conversion notice and confirmation of the conversion amount, shall then instruct its transfer agent to affect the issuance of the common shares of the Maker, whereupon the amount of the Note represented by the shares elected to be received shall be deemed paid, without recourse as to the amount.

IN WITNESS WHEREOF, Maker has fully executed this Promissory Note as of the date first above written.

TPT GLOBAL TECH, INC.,

(A Florida Corporation)

By: ____________________________________

Chief Executive Officer

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EXHIBIT A

CONVERSION NOTICE

To:

Attn: Chief Financial Officer

The Holder hereby irrevocably exercises his, her, or its right to convert $_______________ principal amount and accrued interest of $__________________ of the Unsecured Convertible Promissory Note, dated ___________, 2015 (“the Promissory Note”) into ___________________ shares of Common Stock (“Common Shares”) of the Company at the Conversion Price of $______ per share in accordance with the terms of the Note and directs that the shares of Common Stock issuable and deliverable upon such conversion be registered in the name of the Holder on the books and records of the Company and delivered to the Holder.

The Holder hereby acknowledges that the Common Shares:

(i)	Have not been and will not be at the time of acquisition by the undersigned registered under the Securities Act of 1933, as amended, or under any state securities laws, and hereby represents and warrants to the Company that he, she, or it is acquiring the Common Shares for his, her, or its own account, for investment, and not with a view to or for sale in connection with any distribution of such Common Shares; and

(ii)	Are transferable only in accordance with the terms and restriction contained in the Note.

Dated: ___________________________

___________________________________________

Signature of Holder

___________________________________________

Printed Name of Holder

Address:	Tax Identification Number:

Name to be Issued In: